Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated and effective as of August 22, 2013 by and between Issuer Direct Corporation, a Delaware corporation (the “Company”), and the purchaser identified on the signature page hereto (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, the board of directors of the Company has authorized the sale and issuance to the Purchaser and other purchasers who are “accredited investors” within the meaning of Rule 501 under the Securities Act (collectively, the “Other Purchasers,” and together with the Purchaser, the “Purchasers”) of up to $2,500,000 in aggregate principal amount of the Company’s 8% Subordinated Convertible Promissory Notes, subject to the terms and conditions of this Agreement (the “Offering”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions.  In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and (b) the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close and, upon the Company becoming listed or quoted on a Trading Market, except any day that the Common Stock is not traded on the Trading Market.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.2.

“Closing Date” means the Business Day when all conditions precedent set forth in Section 2.4  have been satisfied or waived, but in no event shall be later than June 30, 2013, unless otherwise agreed to in writing by the parties hereto.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.001 par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Compliance Certificate” shall mean a certificate in the form set forth on Exhibit C hereto and signed by the Company’s Chief Executive Officer or Chief Financial Officer.

“Conversion Price” shall have the meaning ascribed to such term in the Notes.

“Co-Sale Agreement” means the Co-Sale Agreement dated on or about the date hereof by and among the Company, Purchaser and the other stockholders set forth therein.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Notes” means the 8% Subordinated Secured Convertible Promissory Notes in the form of Exhibit A attached hereto due, subject to the terms therein, issued by the Company to the Purchasers pursuant to this Agreement.

“Note Shares” means the shares of Common Stock or Preferred Stock issuable upon conversion of the Notes, including any shares of Common Stock or Preferred Stock issued in payment of interest thereunder.

“Offering” has the meaning set forth in the recitals hereof.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means the preferred stock of the Company, $0.001 par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock and/or Preferred Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Note Shares.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Security Agreement” means the Security Agreement between the Purchaser and the Company executed on or about even date.

“Securities” means the Notes and the Note Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated hereunder.

“Subscription Amount” means $2,500,000.

“Trading Market” means markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Security Agreement, the Co-Sale Agreement, the Voting Agreement and the Notes, and any other documents or agreements executed by the Purchasers in connection with the transactions contemplated hereby.

“Transfer Agent” means the transfer agent of the Company.

“Voting Agreement” means the Voting Agreement dated on or about the date hereof by and among the Purchaser and the other stockholders set forth therein.

ARTICLE II.
PURCHASE AND SALE

2.1 Signing. On the date hereof, the parties shall execute and deliver this Agreement, pursuant to which the Company agrees to sell, and the Purchaser agrees to purchase, a Note in principal amount of the Subscription Amount, upon the terms and subject to the conditions set forth herein.

2.2 Closing. On the Closing Date, which shall be a date agreed upon by the parties, but shall be no later than August 22, 2013 unless otherwise agreed to in writing by the parties hereto, and upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, a Note in principal amount of the Subscription Amount.  The Purchaser shall deliver to the Company immediately available funds via wire transfer, and the Company shall deliver to the Purchaser the Purchaser’s Note and the Company and the Purchaser shall deliver the other items set forth in Section 2.3 deliverable at the Closing. The Closing shall only occur upon satisfaction of the conditions set forth in Sections 2.3 and 2.4.

2.3 Deliveries.

(a) On the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

i.	a Note in the principal amount equal to the Purchaser’s Subscription Amount, registered in the name of the Purchaser;

ii.	a Security Agreement duly executed by the Company;

iii.	a copy of Co-Sale Agreement, duly executed by the parties thereto; and

iv.
an Officer’s Certificate attesting that (i) the Company has performed in all material respects its obligations required to be performed by it under this Agreement at or prior to the Closing Date, including those set forth in Section 2.4(b), and has obtained all consents and approvals required for the consummation of the transactions contemplated hereby; and (ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto are true and correct at and as of the Closing Date as if made at and as of the Closing Date.

(b) On the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

i.	the Purchaser’s delivery of the Subscription Amount to the Company;

ii.	the Security Agreement duly executed by the Purchaser;

iii.	a copy of the Co-Sale Agreement;

iv.	an Investor Questionnaire (in the form attached hereto as Exhibit B duly executed by the Purchaser.

v.
an Officer’s Certificate attesting that (i) the Purchaser has performed in all material respects its obligations required to be performed by it under this Agreement at or prior to the Closing Date, including those set forth in Section 2.4(a), and has obtained all consents and approvals required for the consummation of the transactions contemplated hereby; and (ii) the representations and warranties of the Purchaser contained in this Agreement and in any certificate or other writing delivered by the Purchaser pursuant hereto are true and correct at and as of the Closing Date as if made at and as of the Closing Date.

2.4 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

i.	the representations and warranties of the Purchaser contained herein shall be true, correct and complete in all material respects, from the date hereof up to and including the Closing Date;

ii.	all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed in all material respects; and

iii.	the delivery by the Purchaser of the items set forth in Section 2.3(b) of this Agreement.

(b) The respective obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

i.	the representations and warranties of the Company contained herein shall be true, correct and complete in all material respects, from the date hereof up to and including the Closing Date;

ii.	the completion by the Purchaser and its advisors of due diligence to the satisfaction of the Purchaser;

iii.	between the date hereof and through the Closing Date, the Company shall have continued to operate its business consistent with past practices and under customary operational norms;

iv.	between the Company and PrecisionIR Group, Inc. (“PIR”), there shall have been a CY Q1 2013 combined EBITDA of at least $0.75 million;

v.	no greater than a single $0.03 per share cash or dividend distribution shall have been payable by the Company to any shareholder;

vi.	the Company shall complete the acquisition of PIR simultaneously with the Closing (the “Acquisition”), pursuant to terms, conditions and structure reasonably acceptable to the Purchaser;

vii.	to the Company’s knowledge, there shall not exist any costs in excess of, in the aggregate, $100,000, which have not been accounted for in the Company’s forecasts presented to Purchaser;

viii.
other than the transactions contemplated herein, no equity issuances shall have been proposed or agreed to by the Company, except for issuances of equity pursuant to the Company’s 2010 Equity Incentive Plan, which have been approved by the Company’s independent compensation committee;

ix.	the appropriate documents of the Company shall have been amended such that the independent compensation committee of the Board of Directors shall be responsible for determining executive compensation;

x.	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed in all material respects;

xi.	the delivery by the Company of the items set forth in Section 2.3(a) of this Agreement; and

xii.	there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to each Purchaser.

(a) Subsidiaries.  All subsidiaries of the Company are identified in the SEC Documents.

(b) Organization and Qualification.  The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s  certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to the Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (the “Required Approvals”).

(f) Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Note Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company.  As of the Closing Date, the Company will have reserved from its duly authorized capital stock a number of shares of Common Stock  for issuance of the Note Shares at least equal to the Required Minimum on the date hereof.

(g) Capitalization.  The capitalization of the Company is as disclosed in its Annual Report on Form 10-Q for the quarter ended June 30, 2013 (“Annual Report”).  Except as a result of (i) the purchase and sale of the Securities, (ii) issuances of equity pursuant to the Company’s 2010 Equity Incentive Plan, as approved by the Company’s independent compensation committee, or (ii) otherwise as set forth in such Annual Report, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Preferred Stock. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or Preferred Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the board of directors of the Company or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Documents.    The Company hereby makes reference to the following documents filed by the Company with the Commission, which are available for review on the Commission’s website, www.sec.gov (collectively, the “SEC Documents”): (a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012; and (b) the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2013; and any amendments thereto.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and none of the SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except, in the case of unaudited statements, as permitted by the applicable form under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Company as of the dates thereof and its consolidated statements of operations, stockholders’ equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were and are not expected to have a material adverse effect on the Company, its business, financial condition or results of operations).  Except as and to the extent set forth on the balance sheet of the Company as of June 30, 2013, including the notes thereto, the Company has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether required to be reflected on a balance sheet or not).

(i) Material Changes.  Since June 30, 2013, except as (a) disclosed as a subsequent event in the Annual Report and (b) otherwise disclosed to Purchaser: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission; (iii) the Company has not altered its method of accounting; (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(j) Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(k) Projections. The Company has provided Purchaser with all projections that the Company has prepared or received regarding its contemplated acquisition of PIR, and represents that these projections have been prepared in good faith and, to the Company’s knowledge, no information has been withheld from these projections such that if such information were included, the projections would be materially different than the projections in their current form. The Company has no reason to believe that such projections are based on assumptions that are unreasonable or known to be inaccurate.

(l) Compliance.  Company (a) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Company under), and has not received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) is in violation of any order of any court, arbitrator or governmental body, or (c) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in the case of clauses (a), (b) and (c) as would not result in a Material Adverse Effect.

(m) Regulatory Permits. Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets.  All material property and assets owned by the Company are owned outright free and clear of mortgages, pledges, security interests, liens, charges and other encumbrances, except for (i) liens for current taxes not yet due, or (ii) minor imperfections of title, if any, not material in amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations of the Company.

(o) Intellectual Property. (i) Company owns, or possesses adequate rights or licenses to use all trademarks, trademark applications, trade names, service marks, service mark registrations, service names, patents, patent applications, patent rights, copyrights, copyright applications, inventions, licenses, permits, approvals, governmental authorizations, know-how (including trade secrets and other unpatented and/or unpatentable proprietary and confidential information, systems or procedures) and other intellectual property rights (collectively, “Intellectual Property Rights”) necessary to conduct its business as now conducted or proposed to be conducted.  Company’s Intellectual Property Rights are valid and enforceable, and no registration relating thereto has lapsed, expired or been abandoned or cancelled or is the subject of cancellation or other adversarial proceedings, or is expected to expire or terminate within three years from the date of this Agreement, and all applications therefor are pending and in good standing.  Company does not have any knowledge of any infringement by Company of Intellectual Property Rights of others, or of any such development of similar or identical trade secrets or technical information by others and no claim, action or proceeding has been made or brought against, or to Company’s knowledge, has been threatened against, Company regarding infringement of Intellectual Property Rights.  All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of Company’s Intellectual Property Rights have either (a) been a party to a “work for hire” arrangement or agreement with Company, in accordance with federal, state or province law, that by its terms accords to Company ownership of all tangible or intangible property thereby arising, or (b) have executed appropriate instruments of assignment in favor of Company as assignee that by their terms validly convey to Company complete and sole ownership of all tangible and intangible property thereby arising, and Company has taken other reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights.

(ii) Company is not in material default under or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a material default by Company), and has not received notice of a claim that it is in material default under or that it is in material violation of, any license agreement, collaboration agreement, development agreement or similar agreement relating to its businesses.

(p) Transactions With Affiliates and Employees. Other than as described in SEC Documents, none of the officers, directors, employees and/or affiliates of Company is a party to any transaction with Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, employee or such affiliate or, to the knowledge of Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, partner or affiliate other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of Company and (c) for other employee benefits, including stock option agreements under any stock option plan of Company, which in the aggregate (for the total amount in (a), (b) and (c) combined) does not exceed the amount of $5,000 for any officer, director, employee or affiliate.

(q) Disclosure Controls and Procedures; Internal Accounting Controls.  The management of Company has (i) designed disclosure controls and procedures to ensure that material information relating to Company, including its Subsidiaries, is made known to the management of Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation, to Company’s outside auditors and the audit committee of the Board of Directors (A) any significant deficiencies in the design or operation of internal controls which could adversely affect Company’s ability to record, process, summarize and report financial data and have identified for Company’s outside auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal controls. Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s) Listing and Maintenance Requirements. Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all listing and maintenance requirements of the trading market on which the Common Stock is traded.

(t) Right of First Refusal; Anti-Dilution Right. No person is a party to any agreement, contract or understanding, written or oral entitling such party to (i) a right of first refusal or (ii) purchase or otherwise receive any securities of Company, at any time, in each case with respect to offerings of securities by Company.

3.2  Representations and Warranties of Purchaser.    Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser.  Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account.  The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status.  At the time the Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it converts any Notes it will be either: (i) an “accredited investor” as defined in Rule 501 under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d) Experience of the Purchaser.  The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation.  The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Access to Company Information.  The Purchaser acknowledges that it has been afforded access and the opportunity to obtain all financial and other information concerning the Company that the Purchaser desires (including the opportunity to meet with the Company’s executive officers, either in person or telephonically, and to ask questions and receive answers from the Company regarding the business, prospects and financial condition of the Company).  The Purchaser has reviewed (i) copies of the SEC Documents and is familiar with the contents thereof, including, without limitation, the risk factors contained in the Annual Report, and (ii) copies of all other reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, and there is no further information about the Company that the Purchaser desires in determining whether to acquire the Securities. None of the foregoing, however, limits or modifies the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchaser to rely thereon.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Subject to compliance with state and federal securities laws, each Purchaser shall have the right to transfer Securities issued pursuant to the terms hereof (including the Note and the Note Shares) at anytime.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c) The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(d) The Company will register for resale on a registration statement (“Registration Statement”), to be filed with the SEC within six (6) months days of the Closing, the Common Stock (the “Filing Deadline”) issuable upon conversion of the Note.  The Registration Statement will be declared effective by the SEC within eight (8) months after the Closing (the “Effectiveness Deadline”); provided, however, Purchaser agrees that the Registration Statement shall not contain the number of shares of Common Stock that would exceed the thresholds set by the SEC with respect to Rule 415 or other applicable rules.  To the extent that the Company is precluded from registering all of Purchaser’s shares by Rule 415 or other applicable rules, the Company will use its best efforts to register the remainder as soon as reasonably practicable consistent with Rule 415 and other applicable rules.  If the Registration Statement is not filed by the Filing Deadline, the Company will be required to pay to Red Oak in cash an amount equal to 0.75% of the Subscription Amount, and for every 30 day period (or part) thereafter, in each case until cured.  Such amounts provided hereunder shall be in addition to and not in lieu of any other payment obligations of the Company, including interest payment obligations.  The Company shall use its best efforts to maintain the effectiveness of such Registration Statement for so long as Purchaser (or its Affiliates) hold the Note or any Note Shares.  In the event that such effectiveness is not maintained, the Company will pay Purchaser an amount equal to 0.75% of the Subscription Amount, and for every 30 day period (or part) thereafter, in each case until cured.   In the event that  the any required penalty payments are not made in a timely manner, such payment amounts shall bear interest at a rate of 1.5% per month (or the highest amount permitted by law, if lower) until paid in full.

(e) If at any time following the issuance of the Note Shares there is not an effective registration statement covering all of the Note Shares and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to Purchaser a written notice of such determination and, if within fifteen days after the date of such notice, Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of the Note Shares Purchaser requests to be registered; provided that, the Company shall not be required to register any Note Shares pursuant to this Section 4(e) that are eligible for resale without restriction pursuant to Rule 144 promulgated under the Securities Act or that are the subject of a then effective registration statement.

(f) The Company shall cause its counsel to issue a legal opinion to the Transfer Agent after the Effective Date while a registration statement is effective in order to effect the removal of the legend hereunder, provided that such legend removal is in connection with a planned resale of Note at or around the time such opinion is requested, and that such opinion may only cover the number of shares planned for sale at such time.  If all or any portion of a Note is converted at a time when the applicable Note Shares may be sold under Rule 144(b)(1)(i) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Note Shares shall be issued free of all legends.  The Company agrees that at such time as such legend is no longer required under this Section 4.1(f), it will, no later than three Business Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Note Shares issued with a restrictive legend, deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends.

(g) Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

4.2 Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.3 Conversion Procedures.  The form of Notice of Conversion included in the Notes set forth the totality of the procedures required of the Purchasers in order to convert the Notes.  No additional legal opinion or other information or instructions shall be required of the Purchasers to convert their Notes.  The Company shall honor the conversions of the Notes and shall deliver Note Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.4 Securities Laws Disclosure; Publicity.  The Company shall not consult with Purchasers in issuing any public announcements with respect to the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall not disclose publicly the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except (i) as required by the federal securities laws in connection with the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law or Trading Market regulations.

4.5 Reservation and Listing of Securities.

(a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

(c) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on such Trading Market as soon as possible thereafter, if required, (iii) provide to the Purchasers evidence of such listing, if applicable, and (iv) maintain the listing of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

4.6 Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.7 Use of Funds. The Company agrees that the funds shall be used to acquire PrecisionIR Group, Inc. pursuant to a Merger Agreement dated on or about the date hereof (the “PIR Merger Agreement”) between the Company, PrecisionIR Group, Inc. and the other parties set forth therein

4.8 Board Practices. The Company will take all action necessary to ensure that the Board of Directors shall adopt and ascribe to generally accepted best practices, including, but not limited to, the approval and adoption of amended and restated Bylaws of the Company in a form to be agreed upon by the Board of Directors, and reasonably satisfactory to the Purchaser, no later than thirty (30) calendar days from the Closing.

4.9 Compliance Certificate.  The Company shall ensure that a Compliance Certificate is transmitted to the Holder on or about the first day of each calendar month during which the Note remains outstanding.

4.10 Outside Consultant. The Company shall hire a consultant to make recommendations on preserving corporate separation and corporate veil for PIR no later than thirty (30) calendar days from the Closing, which such consultant shall be reasonably acceptable to the Purchaser and shall work with the Company’s general counsel.

ARTICLE V
MISCELLANEOUS

5.1 Fees and Expenses. Subject to the conditions stated herein, the Company shall reimburse the Purchaser for up to $30,000 of costs and expenses related to its legal costs and conduction due diligence (“Reimbursement Cap”). After the payment of the Reimbursement Cap, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however; such Reimbursement Cap may be exceeded should any of the following conditions not be met: (i) a Closing shall take place prior to August 22, 2013 unless otherwise agreed to in writing by the parties; (ii) reasonable cooperation and agreement by the Company and its counsel with respect to the negotiation and execution of the definitive documentation; or (iii) provision by Company and/or its counsel of a due diligence memorandum relating to the Acquisition in customary form and detail.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.2 Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4 Amendments; Waivers.  Except as otherwise set forth herein, any provision of this Agreement or the Notes may be waived, modified, supplemented or amended in a written instrument signed by the Company and Purchasers holding at least 51% in principal amount of the then-outstanding Notes.  No waiver of any default with respect to any provision, condition or requirement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5 Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  Neither the Company nor the Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other (other than by merger).

5.7 No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8 Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9 Survival.  The representations and, warranties, shall survive the Closing and the delivery, of the Securities, for the applicable statute of limitations.

5.10 Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12 Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, in the case of a rescission of a conversion of a Note, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion notice.

5.13 Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14 Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16 Usury.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Purchaser in order to enforce any right or remedy under any Transaction Document to which the Purchaser is a party.  Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Purchaser with respect to indebtedness evidenced by the Purchaser’s Transaction Documents, such excess shall be applied by the Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election.

5.17 Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.18 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ISSUER DIRECT CORPORATION

By:	/s/ Wes Pollard
Name: Wes Pollard
Title: Chief Financial Officer

Address for Notices:

500 Perimeter Park Dr.
Ste. D
Morrisville, NC 27560

Email:

RED OAK PARTNERS, LP

By:	Red Oak Partners LLC, its general partner

By:	/s/ David Sandberg
Name: David Sandberg
Title: Founder

Address for Notices:

David Sandberg
Red Oak Partners LLC
304 Park Ave. S, 11th Floor, New York, NY 10010

Email:

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Exhibit A

[Form of Subordinated Convertible Promissory Note]

Exhibit B
Questionnaire

INVESTOR SUITABILITY QUESTIONNAIRE

Issuer Direct Corporation (the “Corporation”) desires to sell to the undersigned securities of the Corporation on the terms and conditions to be set forth in a Securities Purchase Agreement to be entered into between the Corporation and the undersigned (hereinafter referred to as the “Purchaser”).

The following is an investor questionnaire to be completed by the Purchaser to qualify the Purchaser as a suitable investor in the Corporation under the Federal and state securities and blue-sky law.

1. Accredited Investor Certification.  The Purchaser represents and warrants that he comes within one category marked below, and that for any category marked, he has truthfully set forth, where applicable, the factual basis or reason the Purchaser comes within that category.  ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL.  The undersigned agrees to furnish any additional information which the Corporation deems necessary in order to verify the answers set forth below.

Category A _____	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation: In calculating net worth you may include equity in personal property and real estate, (excluding your principal residence), cash, short-term investments, stock and securities.  Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B _____
The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C _____	The undersigned is a director or executive officer of the Corporation.

Category D _____
The undersigned is a bank, a savings and loan association, insurance company, registered investment company, registered business development company, licensed small business investment company ("SBIC"), or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank. savings and loan association. insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or is a self directed plan with investment decisions made solely by persons that are accredited investors.

__________________

__________________

(describe entity)

Category E_____	The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

__________________

__________________

(describe entity)

Category F_____
The undersigned is a corporation, partnership, business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000.

__________________

__________________

(describe entity)

Category G_____
The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a "sophisticated person" as defined in Regulation 506 (b)(2)(ii).

Category H_____
The undersigned is an entity all the equity owners of which are "accredited investors" (as such term is defined in Rule 501(a) as promulgated under the Securities Act of 1933, as amended (the "Securities Act")) within one or more of the above categories.  If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement.

__________________

__________________

(describe entity)

Category I_____	The undersigned is not within any of the categories above and is therefore not an "accredited investor".

2. Manner In Which Title To Be Held. (circle one)

(a)	Individual Ownership

(b)	Community Property

(c)	Joint Tenant with Right of Survivorship (both parties must sign)

(d)	Partnership

(e)	Tenants in Common

(f)	Company

(g)	Trust

(h)	Other

Signature	Signature (if purchasing jointly)

Name (Typed or Printed)	Name (Typed or Printed)

Residence (Typed or Printed)	Residence (Typed or Printed)

City, State and Zip Code	City, State and Zip Code

Tax Identification or Social Security Number	Tax Identification or Social Security Number

Telephone No.:	Telephone No.:
Business	Business
Home	Home

Name in which securities should be
issued

Dated:	Dated:

Exhibit C

Compliance Certificate

ISSUER DIRECT CORPORATION

COMPLIANCE CERTIFICATE
____ 1, 201_

Pursuant to Section 4.9 of the Securities Purchase Agreement, dated as of August __, 2013, by and among Issuer Direct Corporation (“ISDR”) and Red Oak Partners LP (the “Agreement”), the undersigned certifies on behalf of the Company as set forth below.  Capitalized Terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Merger Agreement dated on or about August __, 2013 (the “Merger Agreement”) by any among ISDR, PrecisionIR and the other parties set forth therein.

1. The undersigned is the Chief [Financial] [Executive] Officer of the ISDR.

2.  ISDR is not aware of any fact or circumstance which if true could give rise to a claim by ISDR for a breach of the representations or warranties set forth on Annex A attached hereto as if such representations and warranties had been made by the Company and SVIP pursuant to the Merger Agreement.  Any exceptions to such representations and warranties shall be described on Annex A attached hereto (the “Breach Claims”).

3. To the best knowledge of ISDR, ISDR has no knowledge of any fraudulent or intentional misrepresentation by the Company or SVIP (a “Fraud Claim”).

4. To the best knowledge of ISDR, no former stockholder of PIR has demanded appraisal rights or otherwise threatened or commenced legal action objecting to the transactions consummated under the Merger Agreement (a “Stockholder Claim”).

5. The certification made in paragraph 2 above has been made after reasonably inquiry including a survey of each current executive officer of ISDR and other ISDR personnel who could be reasonably expected to have knowledge of a Breach Claim, Fraud Claim or Stockholder Claim.

6. The aggregate Damages (as defined in the Merger Agreement) resulting from the Breach cannot reasonably be expected to exceed the sum of: (i) the amount of the Accounts Receivable Payout (as defined in the Merger Agreement) which have not been paid out to the Stockholders or previously applied by ISDR to another claim or purpose and (ii) $50,000.
The undersigned signs this certificate and certifies the accuracy and completeness of each of the foregoing statements as of the date first written above.

By:
Name:
Title:

Annex A

  The Company represents and warrants to the Parent that the statements contained in this §4 are correct and complete in all material respects as of the date of this Agreement, except as set forth in the disclosure schedule delivered by the Company to the Parent on the date hereof and initialed by the Parties (the “Disclosure Schedule”). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this §4.  Disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this §4 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

(a) Organization, Qualification, and Corporate Power.  The Company and its Subsidiaries are corporations duly organized, validly existing, and in good standing under the laws of their jurisdiction of incorporation. The Company and its Subsidiaries are duly authorized to conduct business and are in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified, licensed or in good standing would not have a Material Adverse Effect. The Company and its Subsidiaries have full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which they are engaged and to own and use the properties owned and used by them. §4(a) of the Disclosure Schedule lists the directors and officers of each of the Company and its Subsidiaries. The Company has delivered to the Parent correct and complete copies of the charter and bylaws of each of the Company and its Subsidiaries (as amended to date).  The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of the Company and its Subsidiaries are correct and complete, except where the failure to be correct or complete would not have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is in default under or in violation of any provision of its charter or bylaws.

(b) Capitalization.  The entire authorized capital stock of the Company consists of (i) 16,000,000 shares of Company Voting Common Stock comprised of 3 series, of which (A) 7,500,000 shares are designated Common Stock of which zero are issued and outstanding shares, (B) 5,600,000 shares are designated A Common Stock of which 2,500,100 are issued and outstanding shares, and (C) 2.900,000 are designated B Common Stock of which 903,240 are issued and outstanding shares, and (ii) 4,200,000 shares of Company Preferred Stock, of which (A) 3,100,000 are designated Series A Preferred Stock of which 2,794,699 are issued and outstanding and (B) of which 1,100,000 are designated Series B Preferred Stock of which 282,224 are issued and outstanding.  No Company Shares are held in treasury. All of the issued and outstanding the Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective the Company as set forth in Section 4(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

(c)  Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Company and its Subsidiaries are subject or any provision of the charter or bylaws of any of the Company or its Subsidiaries or (ii) except as set forth on §4(c) of the Disclosure Schedule, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which any of the Company and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) other than, in the case of clauses (i) and (ii), for such violations, breaches, defaults, accelerations, losses, contraventions, conflicts, revocations, cancellations or terminations that would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

(d) Brokers' Fees.  Except as set forth on §4(d) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(e) Title to Assets.  Except as set forth on §4(e) of the Disclosure Schedule, the Company and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet and other than for failure to have good and marketable title or a valid leasehold interest in properties and assets that would not reasonably be expected to have a Material Adverse Effect.

(f) Subsidiaries.  §4(f) of the Disclosure Schedule sets forth for each Subsidiary of the Company (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid, and nonassessable, except where the failure to be so issued, paid, and nonassessable would not have a Material Adverse Effect. One of the Company or its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Company or its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of the Company to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company. Neither the Company nor any of its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of the Company.

(g) Financial Statements.  Attached hereto as Exhibit C are the following financial statements (collectively the “Financial Statements”): (i) audited consolidated and unaudited consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 2011 and December 31, 2012 (the “Most Recent Fiscal Year End”) for the Company and its Subsidiaries; and (ii) unaudited consolidated balance sheets and statements of income and cash flow (the “Most Recent Financial Statements”) as of and for the months ended August 3, 2013 (the “Most Recent Fiscal Month End”) for the Company and its Subsidiaries. The Financial Statements in clause (i) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company and its Subsidiaries as of such dates and the results of operations of the Company and its Subsidiaries for such periods, are correct and complete, and are consistent with the books and records of the Company and its Subsidiaries.

(h) Events Subsequent to Most Recent Fiscal Year End.  Since the Most Recent Fiscal Year End, except as set forth on §4(h) of the Disclosure Schedules, to the Company’s Knowledge there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Company and its Subsidiaries. Without limiting the generality of the foregoing, since that date:

(i) neither the Company nor any of its Subsidiaries have sold, leased, transferred, or assigned any of its material assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

(ii) neither the Company nor any of its Subsidiaries have entered into any material agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $50,000 or outside the Ordinary Course of Business;

(iii) no party (including the Company or its Subsidiaries) have accelerated, terminated, modified, or cancelled any material agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 to which any of the Company and its Subsidiaries is a party or by which any of them is bound;

(iv) neither the Company nor any of its Subsidiaries have imposed any Security Interest upon any of its assets, tangible or intangible;

(v) neither the Company nor any of its Subsidiaries have made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or outside the Ordinary Course of Business;

(vi) neither the Company nor its Subsidiaries have made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $50,000 or outside the Ordinary Course of Business;

(vii) neither the Company nor any of its Subsidiaries have issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $50,000 singly or $75,000 in the aggregate;

(viii) neither the Company nor any of its Subsidiaries have delayed or postponed the payment of material accounts payable and other Liabilities outside the Ordinary Course of Business;

(ix) neither the Company nor any of its Subsidiaries have cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $50,000 or outside the Ordinary Course of Business;

(x) neither the Company nor any of its Subsidiaries have granted any material license or sublicense of any rights under or with respect to any material Intellectual Property;

(xi) there has been no change made or authorized in the charter or bylaws of any of the Company or its Subsidiaries;

(xii) neither the Company nor any of its Subsidiaries have issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

(xiii) neither the Company nor any of its Subsidiaries have declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

(xiv) neither the Company nor any of its Subsidiaries have experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

(xv) neither the Company nor any of its Subsidiaries have made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

(xvi) neither the Company nor any of its Subsidiaries have entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement outside of the Ordinary Course of Business;

(xvii) neither the Company nor any of its Subsidiaries have granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

(xviii) neither the Company nor any of its Subsidiaries have adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan) outside of the Ordinary Course of Business;

(xix) neither the Company nor any of its Subsidiaries have made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

(xx) neither the Company nor any of its Subsidiaries have made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

(xxi) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of the Company or its Subsidiaries; and

(xxii) neither the Company nor its Subsidiaries have committed to any of the foregoing.

(i) Undisclosed Liabilities.  Neither the Company nor any of its Subsidiaries have any material Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth in the Most Recent Balance Sheet (including any notes thereto), (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law) or (iii) Liabilities that would not reasonably be expected to have a Material Adverse Effect.

(j) Legal Compliance.  The Company, its Subsidiaries and their respective predecessors and Affiliates have complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

(k) Tax Matters.

(i) The Company and its Subsidiaries have filed all Tax Returns that they were required to file. All such Tax Returns were correct and complete in all material respects. All material Taxes owed by any of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid to the extent due, up to and including returns as of December 31, 2012.  Except as set forth on §4(k) of the Disclosure Schedules, neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return.  To the Company’s Knowledge, no claim has ever been made by an authority in a jurisdiction where any of the Company or its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of the Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

(ii) The Company and its Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(iii) Neither the Company nor any of its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no material dispute or claim concerning any Tax Liability of any of the Company or its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of the Company and the directors and officers (and employees responsible for Tax matters) of the Company or its Subsidiaries has Knowledge based upon personal contact with any agent of such authority. The Company has delivered to the Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries since December 31, 2009.

(iv) Neither the Company nor its Subsidiaries have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(v) Neither the Company nor any of its Subsidiaries have filed a consent under Code §341(f) concerning collapsible corporations. None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code §280G. None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(A)(ii). The Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code §6662. None of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Company and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any Liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Reg. §1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(vii) The unpaid Taxes of the Company and its Subsidiaries (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

(viii) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code §481(c) (or any corresponding or similar provision of state, local or foreign income Tax law); (B) “closing agreement” as described in Code §7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) deferred intercompany gain or any excess loss account described in Treasury Regulations under Code §1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

 (l) Intellectual Property.

(i) The Company and its Subsidiaries own and possess or have the right to use pursuant to a valid and enforceable, written license, sublicense, agreement, or permission all material Intellectual Property necessary or desirable for the operation of the businesses of the Company and its Subsidiaries as presently conducted. Each material item of Intellectual Property owned or used by any of the Company and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by the Company or its Subsidiaries on identical terms and conditions immediately subsequent to the Closing hereunder, except where such failure to be owned or available would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses except where such failure would not reasonably be expected to have a Material Adverse Effect.

(ii) To the Company’s Knowledge, neither the Company nor any of its Subsidiaries have interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and to the Company’s Knowledge, none of the Company or the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company or its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Company or its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of the Company or its Subsidiaries.

(iii) §4(l)(iii) of the Disclosure Schedule identifies each material patent or registration which has been issued to any of the Company or its Subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of the Company and its Subsidiaries has made with respect to any of its Intellectual Property, and identifies each license, sublicense, agreement, or other permission which any of the Company and its Subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Company has delivered to the Parent correct and complete copies of all such patents, registrations, applications, licenses, sublicenses, agreements, and permissions (as amended to date) and have made available to the Parent correct and complete copies of all other material written documentation evidencing ownership and prosecution (if applicable) of each such item.

(iv) To the Knowledge of the Company: (A) neither the Company nor any of its Subsidiaries has in the past materially interfered with, infringed upon, misappropriated, or otherwise come into conflict with, any material Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted; (B) there are no facts that indicate a likelihood of any of the foregoing; and (C) no notices regarding any of the foregoing (including, without limitation, any demands or offers to license any Intellectual Property from any third party) have been received.

(v) To the Knowledge of the Company, the Company has taken all material necessary and desirable action to maintain and protect all of the Intellectual Property of the Company and its Subsidiaries.  To the Knowledge of the Company, the owners of any of the Intellectual Property licensed to the Company and its Subsidiaries have taken all necessary and desirable action to maintain and protect the Intellectual Property covered by such license.

(vi) The Company has complied in all material respects with and is presently in compliance in all material respects with all foreign, federal, state, local, governmental (including, but not limited to, the Federal Trade Commission and State Attorneys General), administrative or regulatory laws, regulations, guidelines and rules applicable to any Intellectual Property.

(m) Tangible Assets.  The Company and its Subsidiaries own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted. Each such tangible asset is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used except where such failure would not reasonably be expected to have a Material Adverse Effect.

(n) Contracts.  §4(n) of the Disclosure Schedule lists the following contracts and other agreements to which any of the Company or its Subsidiaries is a party:

(i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

(ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to any of the Company and its Subsidiaries, or involve consideration in excess of $50,000;

(iii) any agreement concerning a partnership or joint venture;

(iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $50,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

(v) any agreement concerning confidentiality or noncompetition;

(vi) any agreement with any of the Company and their Affiliates (other than the Company and its Subsidiaries);

(vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

(viii) any collective bargaining agreement;

(ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

(x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

(xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of the Company and its Subsidiaries; or

(xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $50,000.

The Company has delivered to the Parent a correct and complete copy of each written agreement (as amended to date) listed in §4(n) of the Disclosure Schedule. With respect to each such agreement,: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect following the consummation of the transactions contemplated hereby; (C) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

(o) Notes and Accounts Receivable.  All material notes and accounts receivable of the Company and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth in the Most Recent Balance Sheet (including any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries.

(p) Insurance.  §4(p) of the Disclosure Schedule sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of the Company and its Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past two (2) years:

(i) the name, address, and telephone number of the agent;

(ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

(iii) the policy number and the period of coverage; and

(iv) the amount of coverage.

Except where such failure would not reasonable be expected to have a Material Adverse Effect, with respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither any of the Company and its Subsidiaries nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Company and its Subsidiaries has been covered during the past five years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. §4(s) of the Disclosure Schedule describes any self-insurance arrangements affecting any of the Company or any of its Subsidiaries.

(q) Litigation.  §4(q) of the Disclosure Schedule sets forth each instance in which any of the Company or any its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the Company, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in §4(t) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Company and its Subsidiaries.

(r) Employees.  To the Company’s Knowledge, no executive, key employee, or group of employees has any plans to terminate employment with any of the Company and its Subsidiaries except as contemplated by this Agreement or §4(r) of the Disclosure Schedule. Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, material grievances, material claims of unfair labor practices, or other material collective bargaining disputes. None of the Company and its Subsidiaries has committed any material unfair labor practice. The Company has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Company or its Subsidiaries.

(s) Employee Benefits.

(i) §4(s) of the Disclosure Schedule lists each Employee Benefit Plan that the Company or its Subsidiaries maintains, to which the Company or Subsidiaries contributes or has any obligation to contribute, or with respect to which the Company or its Subsidiaries has any material Liability or potential material Liability.

(A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the material terms of such Employee Benefit Plan and the terms of any applicable collective bargaining agreement and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

(B) All required reports and descriptions (including annual reports (IRS Form 5500), summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan subject to COBRA.

(C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been made within the time periods prescribed by ERISA and the Code to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

(D) Each such Employee Benefit Plan which is intended to meet the requirements of a “qualified plan” under Code §401(a) has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of any such Employee Benefit Plan.

(E) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

(F) The Company has delivered to the Parent correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (IRS Form 5500, with all applicable attachments), and all related material trust agreements, insurance contracts, and other funding arrangements which implement each such Employee Benefit Plan.

(ii) With respect to each Employee Benefit Plan that any of the Company, its Subsidiaries, and any ERISA Affiliate maintains, to which any of them contributes or has any obligation to contribute, or with respect to which any of them has any material Liability or potential Liability:

(A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event. No proceeding to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Company’s Knowledge, threatened.

(B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Company’s Knowledge threatened.

(C) Neither the Company nor any of its Subsidiaries has incurred any Liability under Title IV of ERISA (including any withdrawal liability as defined in ERISA §4201) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan, or under COBRA with respect to any such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

(iii) None of the Company, its Subsidiaries, and any ERISA Affiliate contributes to, has any obligation to contribute to, or has any Liability (including withdrawal liability as defined in ERISA §4201) under or with respect to any Multiemployer Plan.

(iv) Neither the Company nor any of its Subsidiaries maintains, contributes to or has an obligation to contribute to, or has any material Liability or potential material Liability with respect to, any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated directors, officers or employees of the Company or any of its Subsidiaries (or any spouse of other dependent thereof) other than in accordance with COBRA.

(t) Guaranties.  Neither the Company nor any of its Subsidiaries are a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

Annex B